Registration File No. 333-

As filed with the Securities and Exchange Commission on January 18, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1000 Nicollet Mall
Minneapolis, Minnesota	55403-2467
(Address of registrant’s principal executive offices)	(Zip code)

Target Corporation 401(k) Plan

(Full title of the plan)

Douglas A. Scovanner,
Executive Vice President,
Chief Financial Officer and Chief Accounting Officer

Target Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403-2467

(612) 304-6073

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, par value $.0833 per share(2)	80,000,000 shares	$53.93	$4,314,400,000	$461,640.80

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on January 12, 2006.

(2)           Associated with the common stock are preferred share purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Registration File No. 333-

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 80,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Target Corporation 401(k) Plan (formerly known as the Dayton Hudson Supplemental Retirement, Savings and Employee Stock Ownership Plan), as amended and restated (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (Registration Statements No. 33-66050, 333-27435 and 333-103920) are incorporated by reference herein.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 REGISTRATION STATEMENT

Item 8.        Exhibits.

Exhibit Number	Document Description
5	Opinion of the General Counsel of the Registrant.
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23(b)	Consent of Ernst & Young LLP.
24	Powers of Attorney.

Item 9.       Undertakings.

A.            POST-EFFECTIVE AMENDMENTS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            CLAIMS FOR INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 18th day of January, 2006.

TARGET CORPORATION
By
/s/ Douglas A. Scovanner
Douglas A. Scovanner, Executive Vice
President, Chief Financial Officer and Chief Accounting
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 18th day of January, 2006 by the following persons in the capacities indicated:

/s/ Robert J. Ulrich		Chairman of the Board and Chief Executive Officer (Principal
Robert J. Ulrich		Executive Officer)

/s/ Douglas A. Scovanner		Executive Vice President, Chief Financial Officer and Chief
Douglas A. Scovanner		Accounting Officer (Principal Financial and Accounting Officer)

Roxanne S. Austin	)
Calvin Darden	)
James A. Johnson	)
Richard M. Kovacevich	)	Directors*
Anne M. Mulcahy	)
Mary E. Minnick	)
Stephen W. Sanger	)
Warren R. Staley	)
George W. Tamke	)
Solomon D. Trujillo	)
Robert J. Ulrich	)

*Douglas A. Scovanner, by signing his name hereto on the 18th day of January, 2006, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Directors of the registrant.

/s/ Douglas A. Scovanner
Douglas A. Scovanner, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 18th day of January, 2006.

TARGET CORPORATION 401(K) PLAN
By
/s/ Robert J. Ulrich
Robert J. Ulrich
On behalf of Target Corporation as Plan Administrator

EXHIBIT INDEX

Exhibit Number	Document Description	Form of Filing

5	Opinion of General Counsel of the Registrant.	Electronic Transmission
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23(b)	Consent of Ernst & Young LLP.	Electronic Transmission
24	Powers of Attorney.	Electronic Transmission